Aurora Gold Corporation Is Pleased to Announce That the Company Has Completed a JORC Compliant Resource Estimate for the Fofoca Target on the Sao Domingos Project Located in the Tapajos Gold Province, State of Para, Brazil

ZUG, SWITZERLAND -- (Marketwire - October 01, 2010) - Aurora Gold Corporation (the "Company," or "Aurora") (OTCBB: ARXG), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Pará, Brazil, and the Front Range Gold Project located in Boulder County, Colorado, today is issuing this press release to update its shareholders on the São Domingos project located in the Tapajos Gold Province, State of Pará, Brazil.

A resource estimate has been completed for the Fofoca target on the São Domingos project located in the Tapajos Gold Province, State of Pará, Brazil. The results were calculated in accordance with the Australasian Joint Ore Reserves Committee (the "JORC") code for reporting of Mineral Resources and Ore Reserves (the "JORC Code").

The JORC compliant resource report was prepared by Geosure Exploration and Mining Solutions Pty. Ltd.

The summary of the resource report is tabulated below.

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                                                   Troy Ozs Au
Cut-off (g/t Au) Tonnes (Mt)      Au (g/t)         (000s)
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0.5              2.1              2.0              130
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0.8              1.0              3.3              110
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1.2              0.7              4.7              100
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2.5              0.5              5.6              90
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5.0              0.2              7.8              60
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A 2008 interpretation of the ground based geophysical survey discovered a magnetic and IP anomaly approximately 300 meters in length immediately to the west of the known Fofoca resource. This geophysical response is coincident with significant gold mineralization uncovered by surface trenching of quartz veins. This geophysical anomaly is potentially a western extension of known mineralization at Fofoca. Aurora believes there is significant opportunity to increase the current resource estimate. Aurora is planning to drill test the geophysical anomalies in the near future.

Aurora's common stock is also traded on the Stuttgart and the Berlin-Bremen Stock Exchanges in Germany under the symbol "(STUT: A4G) (FRANKFURT: A4G.F) (XETRA: A4G) (BERLIN: A4G)."

ON BEHALF OF THE BOARD
"Lars Pearl"
Lars Pearl
President, CEO and Director

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base metals; the speculative nature of precious and base metals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities and Exchange Commission at 1-800-SEC-0330. The U.S. Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities and Exchange Commission at http://www.sec.gov.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.

For further information, please call Lars Pearl or Axino AG.
Aurora Gold Corporation
Lars Pearl
President, CEO & Director
C/- Coresco AG,
Level 3, Gotthardstrasse 20
6304 Zug, Switzerland
Tel. (+41) 7887 96966
http://www.aurora-gold.com/

AXINO AG
Investor & Media Relations
Königstraße 26
70173 Stuttgart
Germany
Tel. +49 (711) 25 35 92-30
Fax +49 (711) 25 35 92-33
http://www.axino.de/